UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 16, 2010

SUPERTEX, INC.

(Exact name of registrant as specified in its charter)

California	0-12718	94-2328535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1235 Bordeaux Drive, Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 408-222-8888

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01  Entry into a Material Definitive Agreement.

Item 2.02   Results of Operations and Financial Condition.

Item 9.01   Financial Statements and Exhibits.

Signatures

Item 1.01     Entry into a Material Definitive Agreement.

On April 16, 2010, Registrant entered into an amendment to its lease with Sobrato Development #871 covering the premises for its San Jose, California wafer fab located at 71 Vista Montana.  The amendment extends the lease for five years, through April 30, 2016; specifies the monthly rental rate, which is reduced from the current rent; and eliminates the need for Registrant to fund earthquake insurance. The full text of the lease amendment is attached as Exhibit 10.9 to this Current Report on Form 8-K.

Item 2.02.    Results of Operations and Financial Condition.

On April 20, 2010, Registrant announced via news release estimated results for its fiscal 2010 fourth quarter ended April 3, 2010.  The full text of the news release issued in connection with that announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 2.02 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

   (d)  Exhibits.

Exhibit 10.9, Sixth Amendment to Lease made April 16, 2010, by and between Sobrato Development #871 and Registrant, is filed pursuant to Item 1.01 of Form 8-K.

Exhibit 99.1, Registrant's News Release dated April 20, 2010, is furnished pursuant to Item 2.02 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertex, Inc
(Registrant)

Date: April 21, 2010	By	/s/ PHILLIP A. KAGEL
	Name	Phillip A. Kagel
	Title	Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit                                Exhibit Description

Exhibit 10.9	Sixth Amendment to Lease made April 16, 2010, by and between Sobrato Development #87 and Registrant, is filed pursuant to Item 1.01 of Form 8-K.

Exhibit 99.1	Registrant's News Release dated April 20, 2010, is furnished pursuant to Item 2.02 of Form 8-K.